STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("AGREEMENT") IS MADE EFFECTIVE THIS 23RD day of SEPTEMBER, 1999 BY AND BETWEEN LIBERTY MINT, LTD. ("Seller"), a Colorado corporation having principal offices in Provo, Utah and a mailing address of P.O. Box 1950, Orem, Utah 84059, and CALBEAR GAS, LLC ("Buyer"), a Texas limited liability company having principal offices at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101, with respect to the following:

                                    RECITALS

         WHEREAS, Seller owns a controlling interest, amounting to 88.2% of the outstanding common shares, in its subsidiary Liberty Mint, Inc., a Utah corporation ("the Subsidiary"), which percentage equates to approximately 7,291,326 shares of the Subsidiary's common stock; and

         WHEREAS, Seller desires to sell and Buyer desires to purchase all of Seller's shares in the Subsidiary;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, Seller and Buyer agree as follows:

1.       PURCHASE AND SALE OF STOCK

         Upon the terms and conditions contained in this Agreement, Buyer agrees to purchase and acquire, and Seller agrees to sell, transfer, assign and convey, Eighty Eight and Two Tenths percent (88.2%) of the issued and outstanding shares of the Subsidiary (the "Subsidiary Control Shares"), which percentage equates to approximately 7,291,326 shares of the Subsidiary's common stock, all of which shares shall be restricted pursuant to Rule 144 of the Securities Act of 1933 (the "Act"). Upon execution of this Agreement, all shares will be deemed fully paid and non-assessable.

2.       PURCHASE PRICE.

         Buyer agrees to pay, and Seller agrees to accept as payment in full, the aggregate purchase price of Twenty-Five Dollars ($25.00) cash in exchange for the Subsidiary Control Shares. Seller hereby acknowledges the receipt and adequacy of this amount. Upon the execution of this Agreement ("Closing"), the certificate for the Subsidiary Control Shares shall be delivered to Buyer not later than 3 days thereafter, and the parties hereby acknowledge that Seller is relying upon representations made herein by Buyer in making this sale.

3.       REPRESENTATIONS AND WARRANTIES OF BUYER:

          a. Buyer is acquiring the Shares for its own account and not with a view to any distribution within the meaning of the Securities Act of 1933, as amended (the "Act"). Buyer acknowledges that it has been advised and is aware that (i) the Seller is relying upon an exemption under the Act predicated upon the Buyer's representations and warranties contained in this Agreement, and
               (ii) the Shares sold to the Buyer pursuant to this Agreement will be "restricted stock" within the meaning of the rules and regulations (the "Rules") promulgated by the United States Securities and Exchange Commission ("SEC") pursuant to the Act. Unless, and until, the Shares are registered under the Act, they will be subject to limitations upon resale set forth in the Rules or in other administrative interpretations by the SEC in effect at the time of the proposed sale or other disposition.

          b. Buyer has received all of the information it considers necessary or appropriate for determining whether to purchase the Shares. Buyer is familiar with the business, affairs, risks and properties of the Seller and the Subsidiary. Buyer has had an opportunity to ask questions of and receive answers from the Seller, and its officers, directors and other

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               representatives, regarding the Subsidiary and the terms and cond-
               itions of the sale of the Subsidiary Control Shares. Buyer has had the opportunity to obtain any additional information the
               Seller possesses or could acquire  without   unreasonable  effort
               or expense, necessary to verify the accuracy of the information furnished.

          c. Buyer has such knowledge and expertise in financial and business matters that it is capable of evaluating the merits and substantial risks of an investment in the Subsidiary Control Shares and is able to bear the economic risks relevant to the purchase of such Shares.

          d. Buyer is relying solely upon independent consultation with its professional, legal, tax and accounting advisors and such others as Buyer deems to be appropriate in purchasing the Subsidiary Control Shares; Buyer has been advised to, and has consulted with, its professional tax and legal advisors with respect to any tax consequences of investing in the Subsidiary.

          e. Buyer recognizes that an investment in the securities of the Subsidiary involves substantial risk and understands all of the risk factors related to the purchase of the Subsidiary Control Shares.

          f. Buyer understands that there may be no market for the Subsidiary Control Shares.

          g. Buyer's financial condition is such that Buyer is under no present or contemplated future need to dispose of any portion of Subsidiary Control Shares to satisfy any existing or contemplated undertaking, need or indebtedness.

          h. It is understood that the certificates evidencing the Subsidiary Control Shares will bear substantially the following legends:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

          i. The Buyer confers full authority upon the Seller and the Subsidiary (i) to instruct its transfer agent not to transfer any of the Shares until it has received written approval from the Seller and (ii) affix the legend in subparagraph (h) above to the certificate or certificates representing the Shares.

          j. Buyer understands that the Seller is relying upon Buyer's representations and warranties as contained in this Agreement in consummating the sale and transfer of the Shares without registering them under the Act or any law. Therefore, Buyer agrees to indemnify the Seller against, and hold it harmless from, all losses, liabilities, costs, penalties and expenses (including attorney's fees) which arise as a result of a sale, exchange or other transfer of the Shares other than as permitted under this Agreement. Buyer further understands that the Subsidiary will make an appropriate notation on its transfer records of the restrictions applicable to these Shares.

4. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants that:

          a The Seller is a corporation duly organized, validly existing under the laws of the State of Colorado.

          b. The Seller has all necessary corporate power and authority under the laws of Colorado and all other applicable provisions of law to own its properties and other assets now owned by it, to carry on its business as now being conducted, and to execute and deliver and carry out the provisions of this Agreement.

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         c.       All  corporate  action on the part of the Seller  required for the lawful execution and delivery of this Agreement and the sale, transfer, and delivery of the Shares has been duly and effectively taken. Upon execution and delivery, this Agreement will constitute a valid and binding obligation of the Seller, enforceable in accordance with its terms, except as the
                  enforceability  may  be  limited  by  applicable   bankruptcy,
                  insolvency or similar laws and judicial decisions affecting creditors' rights generally.

5.       SURVIVAL   OF   REPRESENTATIONS,    WARRANTIES   AND   COVENANTS.   The
         representations, warranties and covenants made by the Seller and Buyer in this Agreement shall survive the purchase and sale of the Shares.

6. TRANSFER AGENT INSTRUCTIONS. The Subsidiary's transfer agent will be instructed to issue one or more stock certificates representing the Common Stock with the restrictive legend set forth in Paragraph 3 above in the name of Buyer and will be advised that the Shares have been issued pursuant to Rule 144 of the Securities Act of 1933. The Seller further warrants that no stop transfer instructions other than as referred to in Paragraph 3 above will be given to its Subsidiary's transfer agent and that these Shares shall be freely transferable on the books and records of the Subsidiary, subject to compliance with applicable securities laws.

7. STOCK DELIVERY INSTRUCTIONS. The share certificates shall be delivered to the Buyer at such times and places to be mutually agreed.

8 GOVERNING LAW. This Consulting Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah, without regard to its law on the conflict of laws. Any dispute arising out of this Consulting Agreement shall be brought in a court of competent jurisdiction in Salt Lake City, Utah.

9.       MISCELLANEOUS

          A. NOTICES. Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

                  To the attention of the President at the address first written above for each respective entity, or any new address which the parties may hereafter designate by written notice. All notices shall be deemed to have been given as of the date of receipt.

          B. ENTIRE AGREEMENT. This instrument sets forth the entire agreement between the parties hereto, and no prior or contemporaneous written or oral statement or agreement shall be recognized or enforced.

          C. SEVERABILITY. If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect. The clauses and provisions which the Court determines are void, illegal or unenforceable shall be limited so that they remain in effect to the full extent permissible by law.

          D. ASSIGNMENT. Neither party may assign this Agreement without the express written consent of the other party. However, if the other party consents to the assignment, such assignment will be binding on and inure to the benefit of the assignee.

          G. WAIVER OF JURY TRIAL. To the extent permitted by law, the parties hereby irrevocably waive a jury trial in the event of litigation. The parties included this provision because of the cost and delay of a jury trial and because the parties believe that a jury trial would not be necessary to resolve any dispute or claim between them.

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          H.   ATTORNEY'S FEES. If either party institutes legal action or other proceeding (including, but not limited to, arbitration) to enforce or to declare any right or obligation under this Agreement or as a result of a breach, default or misrep-resentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties the successful or prevailing party will be entitled to recover reasonable attorney's fees. Attorney's fees shall include fees for appeals, collections and other expenses incurred in such action or proceeding. Legal fees shall be awarded in addition to any other relief to which the prevailing party may be entitled.

          I. NO THIRD PARTY BENEFICIARY. Nothing in this Agreement, expressed or implied, is intended to confer any rights or remedies upon any person other than the parties hereto and their successors.

          J. FACSIMILE COUNTERPARTS. If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

          K. FURTHER ASSURANCES. At any time and from time to time, after the date of this Agreement, each party will execute such additional instruments and take such actions as are reasonably necessary to confirm or perfect title to the Share or otherwise to carry out the intent and purposes of this Agreement.

          L. AMENDMENT OR WAIVER. At any time, this Agreement may be amended by a writing signed by both parties. Any term or condition of this Agreement may be waived, or the time for performance may be extended, by a writing signed by the party or parties for whose benefit the original term, condition, or time of performance was intended. Every right and remedy provided herein shall be cumulative with every other right or remedy at law, or in equity, and may be enforced concurrently with any other right or remedy available. No waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default occurring or existing before, during, or after the express waiver.

          M. HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only. In the event of a conflict between a heading and the text of this Agreement, the text shall control the meaning and interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement on the date first written above.

                  LIBERTY MINT, LTD., Seller

                    /s/
                  ------------------------
                  Dan Southwick, President



                  CALBEAR GAS, LLC, Buyer

                    /s/
                  ------------------------
                  BonnieJean C. Tippetts, President

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